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Exhibit 23.2


                                     MENDOZA
                                     BERGER
                                 COMPANY, L.L.P.
                          Certified Public Accountants




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement of Raptor Networks Technology, Inc. on Form S-1 A-3 of our report dated March 26, 2008, appearing in this Registration Statement on the consolidated financial statements as of and for the year ended December 31, 2007. We also consent to the reference to us under the heading "Experts" in this registration statement.


/s/ Mendoza Berger & Company, LLP


Mendoza Berger & Company, LLP
Irvine, California

May 13, 2008






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